                      LEASE ASSIGNMENT AND ASSUMPTION



      This ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of April, 13, 1999, by and between Fine Arts Engravers Company, Inc., an Oregon corporation ("Assignor") and Keystone Acquisition Corp. ("Assignee"), a Washington corporation and wholly owned subsidiary of ImageX.com, Inc., a Washington corporation.

                                 RECITALS

      A. Assignor is the lessee under that certain lease (as amended, the "Lease") in which Lousouns III2P.W., LLC, successor to Ideal Trade Co., a partnership of New Jersey is the lessor, dated as of the 1st day of December, 1992, as amended by Extensions of Lease Term dated August 19, 1993 and December 29, 1998, and modified by related correspondence dated December 29, 1998, with respect to that certain real property and improvements thereon situated in City of Union, state of New Jersey, which property is more particularly described on Exhibit A attached hereto.

      B. Assignor desires to assign its interest in the Lease to Assignee, and Assignee wishes to assume Assignor's interest and obligations under the Lease.

                                 AGREEMENT

      NOW, THEREFORE, in consideration of the covenants set forth below, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Assignment of Lease. Conditional upon the successful closing of the transactions contemplated by the Purchase Agreement among Assignor, Assignee and ImageX dated February 23, 1999, Assignor assigns and transfers to Assignee, as of the Effective Date (defined below) all of Assignor's right, title and interest under the Lease, to have and to hold for the duration of the Lease.

      2. Assumption of Lease. Conditional upon the successful closing of the transactions contemplated by the Purchase Agreement among Assignor, Assignee and ImageX dated February 23, 1999, assignee accepts assignment of the Lease and covenants with the Assignor that Assignee will assume, observe and perform all of the terms, conditions, covenants, obligations and provisions on the part of the tenant under the Lease arising from and after the Effective Date.

      3. Effective Date. The Effective Date is April 13, 1999.

      4. True and Correct Copy. A true and correct copy of the Lease, together with all amendments, addenda, assignments and other related documents, is attached hereto as Exhibit B.

      5. Further Assurances: Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns and protect Assignee or assignee's successors', nominees' and assigns' rights under and interest in the Lease, or to enable Assignee or Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

      6. Modification: No modification, waiver or termination of this Assignment will be valid unless the same is in writing and signed by the party against which the enforcement of the modification, waiver or termination is sought.

      7. Miscellaneous. This Assignment shall be construed in accordance with the laws of the state of Oregon. This Assignment may be executed in counterparts, which taken together shall comprise an original document. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



         [the remainder of this page is intentionally left blank]

                                    Assignor:

                                    FINE ARTS ENGRAVERS COMPANY,
                                    INC., an Oregon corporation

                                    By         /s/ Nick Stanely
                                      ------------------------------------
                                         Name  Nick Stanley
                                             -----------------------------
                                         Title President
                                              ----------------------------



                                    Assignee:

                                    KEYSTONE ACQUISITION CORP.,
                                    a Washington corporation

                                    By         /s/ Richard Begert
                                      -------------------------------------
                                      Name
                                          ---------------------------------
                                      Title
                                           --------------------------------

                                EXHIBIT "A"

                              LEASE AGREEMENT

      This Lease Agreement is made as of the 1st day of December, 1992, by and between:

                              IDEAL TRADE CO.
                        a partnership of New Jersey
                            c/o Gilbert Levine
                             596 Market Street
                         Newark, New Jersey 07105

                  (hereinafter referred to as "Landlord")

                                    and

                       FINE ARTS ENGRAVERS CO., INC.
                               P.O. Box 5516
                          Portland, Oregon 97228

                   (hereinafter referred to as "Tenant")

                                WITNESSETH:

      1.    THE DEMISE

            Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease and hire from Landlord, a building of approximately 15,000 square feet commonly known as 1112 Lousons Road, Union, New Jersey 07083 (the "Building"), as shown on Exhibit A, known as Block 40-3, Lot 17, tax map of Union, and referred to herein as the "Premises", and which Building and accessory tract of land are referred to herein as the "Tract".

      2.    QUIET ENJOYMENT

            Upon performing its obligations under this Lease, Tenant shall have and enjoy quiet and peaceable possession of the Premises during the Term (as hereinafter defined), subject to the terms of this Lease.

      3.    USE OF PREMISES

            The Premises shall be used for commercial printing operation, or any use permitted by law or under then current

      [page missing]

            C. Basic Rent and Additional Rent are sometimes hereinafter collectively referred to as "Rent", "rent" or "rental".

            D. Contemporaneously with the execution of this Lease, Tenant has deposited with Landlord the sum of two (2) months Basic Rent or $10,640.00 as the security deposit (the "Deposit"), receipt of which is hereby acknowledged by Landlord, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed. If at any time during the Term, any of the rent herein reserved or provided to be paid shall be overdue and unpaid beyond any applicable grace period, then Landlord may, at its option, appropriate and apply any portion of the Deposit to the payment of any such overdue rent; and in the event of the failure of Tenant to keep and perform any other term, covenant and/or condition of this Lease to be kept and performed by Tenant, beyond any applicable cure period, then Landlord, at its option, may appropriate and apply the Deposit, or so much thereof as may be necessary, to compensate Landlord for the loss or damage suffered by Landlord due to the breach on the part of Tenant.

      6.    ASSIGNMENT OR SUBLETTING

            A. Tenant may not assign thin Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written Consent of Landlord, which consent will not be unreasonably withheld or delayed. In all circumstances of assignment or subletting, the assignee or subtenant shall assume in writing the obligations of Tenant hereunder and the existing Tenant and guarantor hereunder (if any) and each subsequent assignee, subtenant and guarantor shall remain Jointly and severally liable under this Lease. Consent to any particular assignment or subletting shall not be deemed consent to any further or subsequent assignment or subletting.

            B. If Tenant shall assign this Lease or sublet the Premises and at any time the rent to be received by Tenant pursuant to such assignment or subletting is in excess of the then applicable rent hereunder, Landlord shall be entitled to the entire amount of such excess, which excess shall be due and payable from time to time by Tenant promptly upon receipt by Tenant of payment of rent by the assignee or subtenant. In addition, Landlord shall be entitled to receive any other consideration paid to Tenant on account of an assignment or subletting. Any excess rents or additional sums so remitted to Landlord shall offset and reduce Tenant obligation to pay Rent following such assignment or subletting.

            C. If Tenant wishes to assign this Lease or sublet to any party, Tenant first shall give written notice to Landlord of such intention ("Tenant's Notice"), specifying the name of the proposed assignee or sublessee, the name of and character of its business, the terms of the proposed assignment or sublease, and shall provide Landlord with such other information as Landlord reasonably requests including financial statements in form reasonably acceptable to Landlord.

            D. Landlord may, within 30 days after its receipt of Tenant's Notice, by notice to Tenant ("Landlord's Notice"), subject to foregoing provisions of this Section 6, either consent to or reject the proposal, or Landlord may terminate this Lease as of a date set forth in Landlord's Notice, not less than 30 days after delivery of Landlord's Notice, such date of termination having the same effect as if that date were the original expiration date of this Lease, with all rents being apportioned and adjusted as of such date of termination.

      7.    REAL ESTATE TAXES

            A. Tenant shall pay as Additional Rent during the Term, upon demand from time to time by Landlord, the "Proportionate Share" (an hereinafter defined) of real estate taxes, which may be made or imposed upon the Premises ("Taxes"), other than income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, inheritance, devolution, gift, estate, payroll or stamp tax, or other tax not in lieu of or as substitute for real estate tax; provided, however, that if any time during the Term the methods of taxation prevailing at the Commencement Date shall be altered so as to cause the whole or any part of the Taxes to be imposed, wholly or partly, as a capital levy, on the rents received from the Premises or otherwise, or if any tax shall be measured by or based in whole or in part upon the value of the Premises and shall be imposed upon Landlord, then, to the extent that such other tax is a substitute for or is enacted in lieu of existing real estate tax, as described above, Tenant shall be responsible for payment, as Additional Rent, of all such Taxes. The maximum obligation of Tenant, however, shall be achieved by computing such substitute tax as if the Premises were the sole property of Landlord. Upon request of Tenant, Landlord shall execute all documents necessary for, and will cooperate with Tenant with respect to, the prosecution, in Landlord's name, of appeals of the tax assessment against the Premises, provided that no such appeal shall be prosecuted if the prosecution thereof would, in Landlord's reasonable judgment, jeopardize Landlord's ownership of the Tract or create any lien or encumbrance thereon not adequately bonded or otherwise secured, and further provided that Landlord shall incur no expense or obligation in connection with any such appeals.

            B. Following an uncured default by Tenant hereunder, at the option of Landlord, the share of Taxes shall be paid in monthly installments in such amounts as are estimated and billed by Landlord, each such installment being due on the first day of each month. If Landlord elects such option, which it may do from time to time, then within sixty (60) days after receipt by Landlord of final Tax bills, Landlord shall provide to Tenant for Tenant's inspection copies of such Tax bills and/or such accounting, and the monthly payments to be made by Tenant thereafter shall be adjusted to compensate for any overpayment or underpayment made by Tenant in the preceding period, or an appropriate refund or payment made at that time.

            C. The phrase "Proportionate Share" shall mean one hundred percent (100%).

      8.    MAINTENANCE AND REPAIRS

            Except as otherwise provided in this Lease, including Section 13 hereof, Tenant shall be responsible for undertaking all maintenance and repairs to the Premises and surrounding land, including the systems servicing the Premises and exterior maintenance such as but not limited to know removal. Landlord shall be responsible for capital improvements, restorations and replacements of the Premises and the Systems thereof and for structural maintenance of the Building except that Tenant shall be responsible for any structural repair (including roof repairs) the need for which shall result from or arise out of the acts or negligence of Tenant or its agents, employees, contractors, invitees or licenses ("Agents"). Notwithstanding the foregoing, Tenant shall have no obligation to replace or restore the Premises or any part or system thereof or to make any capital improvements to the Premises; provided however that if a system needs replacement or restoration or if capital improvements are required to be made to the Premises during the Term to keep the Premises in good order and condition, then Landlord shall make and pay for such replacement, restoration or capital improvements and subject to the provisions of Section 13 below, Tenant shall reimburse Landlord monthly for the portion of the cost of such replacement, restoration or capital improvement as is allocable to the Term of this Lease when such cost is amortized over the useful life of such replacement, restoration or capital improvement.

      9.    INSURANCE AND INDEMNITY; NONLIABILITY

            A. Tenant shall during the term, at its sole cost and expense, keep in full force and effect a policy of public liability insurance with respect to the premises to which the limits of liability for personal injury and property damage combined shall not be less than $1,000,000 per occurrence and $2,000,000 annual aggregate. In addition, tenant shall provide an excess limits or umbrella liability policy with limits of liability not less than $4,000,000 personal injury and property damage per occurrence and annual aggregate. Landlord shall be named as an additional insured on each of these policies.

            All provisions of said policy, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Certificates of said coverage shall be provided to the Landlord. Said certificates to offer 30 days prior written notice of any material change or cancellation. A copy of said policy and the certificate of insurance shall be delivered to the Landlord on or before the commencement day of this Lease.

            B. Tenant shall indemnify and save Landlord harmless against and from any and all claims, actions, damages, losses, liability and expense, including court costs and reasonable attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising form the occupancy or use by Tenant of the Premises, or any part thereof, or to the extent occasioned by any act or negligence of Tenant or its Agents. It is understood that Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any guest or invitee of Tenant as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like through no fault or negligence of the Landlord or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems through no fault or negligence by Landlord; or by reason of the elements; or resulting form the carelessness, negligence or improper conduct on the part of any other tenant or its Agents.

            C. If Tenant shall fail, refuse or neglect to obtain any of the insurance called for by this Lease or maintain the same and to show Landlord evidence of the same as aforesaid, Landlord shall have the right (but not the obligation) upon 15 days prior written notice to Tenant to procure any such insurance and charge the cost thereof to Tenant.

            D. Tenant shall maintain fire and "special perils" insurance coverage on the building on a replacement cost valuation basis and shall name the Landlord as an additional insured. Insurance shall be in an amount equal to the replacement cost of the building which shall be determined by appraisal of the Tenant's insurance company, or, an independent appraisal service and shall be updated as a minimum of every three years. At the commencement of this Lease, it is agreed that for purposes of obtaining replacement value insurance hereunder, the replacement value shall be $800,000.00. Said policy shall recognize the interest of the Landlord's mortgagees and/or lienholders.

            Policies may be in the name of the Tenant and the Landlord; however, it should be provided within the policy that loss, if any, shall be payable to the Landlord (see terms and conditions of paragraph 9A). Coverage shall be with an insurance company licensed to do business in the state of New Jersey and rated A XII or better by Bests Rating Service (or the equivalent as rated by Standard and Poors Rating Service). Copies of said policies shall be provided to the Landlord and their mortgagees as required. Certificates evidencing 30 day notice of cancellation or material change shall be provided to the Landlord. Said policies may provide for deductibles of no more than $5,000. Said policies shall be written on a no co-insurance and/or agreed amount basis, and shall also provided coverage in an amount no less than $250,000.00 to provide for increased cost of construction as the result of changes in ordinances or codes, and for removal of debris (known as ordinance and law provisions).

            E. Each party hereby releases the other from liability for property damage from any cause whatsoever to the extent such releasing party shall receive insurance proceeds (or have the availability of the receipt thereof) on account of such damage or injury and such release does not adversely affect entitlement to such insurance proceeds. Landlord and Tenant agree to use their reasonable best efforts, at no direct or indirect additional cost, to include in their respective property insurance policies, the following: (i) a waiver of the insurer's right of subrogation against the other party, (ii) an express agreement that such policy shall not be invalidated if the insured waives the right to recovery against any party responsible for a casualty, or (iii) any other form of permission for the release of the other party. Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant's current blanket fire and special perils insurance policy does not contain, and Tenant's insurer refuses to add, a waiver of subrogation or similar clause or endorsement to the existing insurance policy, and that Tenant shall have no obligation to attempt to obtain insurance from a different insurer unless the overall cost to Tenant of such insurance is reduced and the attempt to obtain such insurance otherwise is commercially reasonable.

      10. TENANT'S RIGHT TO MAKE ALTERATIONS OTHER THAN RENOVATION WORK; SIGNS ON EXTERIOR OF PREMISES

            A. Tenant may, from time to time, at its own cost and expense, make such nonstructural installations, alterations, restorations, changes or replacements (hereinafter called "Alterations"), in, of or to the Premises as Tenant deems necessary or desirable, provided that the prior written consent of Landlord shall have been obtained, which consent shall not be unreasonably withheld or delayed if the Alterations will not impair the value of the Premises in Landlord's reasonable judgment.

            B. Tenant, in making the Alterations, shall comply with all applicable laws, orders and regulations of federal, state, county and municipal authorities, with any direction pursuant to law or given by any public officer, and with all regulations of any board of fire underwriters having jurisdiction.

            C. Tenant shall obtain or cause to be obtained, all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required in connection with the making of the Alterations, and Landlord shall cooperate with Tenant in the obtaining thereof (at no out-of-pocket expense to Landlord) and shall execute any documents reasonably required in furtherance of such purpose.

            D. Tenant shall pay all costs and expenses in connection with the making of Alterations and shall discharge or bond any mechanic's lien filed against the Premises in connection therewith within a period of fifteen (15) days after Tenant receives notice of filing of such lien, it being understood that Landlord shall not be deemed hereby to have given consent to any such filing.

            E. Tenant shall indemnify and hold Landlord harmless against and from any mechanic's or materialmen's claims arising out of such work and shall perform all work in a good and workmanlike manner.

            F. The Alterations shall be and remain the property of Landlord; provided, however, that Landlord shall have the option, to be exercised, if at all, simultaneously with the giving of its consent, to give notice to Tenant that Tenant is to remove all or any part of Alterations made by Tenant, upon the giving of which notice Tenant shall be obligated to remove the specified Alterations prior to such expiration or termination and to repair any damage caused by the removal and restore the Premises to their condition as existed prior to the making of the applicable Alterations, reasonable wear and tear excepted.

            G. No signs may be placed or maintained on the exterior of the Premises by Tenant without the prior written approval of Landlord, not unreasonably withheld and any such sign as is placed or maintained by Tenant on the exterior of the Premises must be kept in good condition and repair at all times and must be installed and maintained in compliance with all applicable laws, rules and regulations.

      11.   FIXTURES AND PERSONAL PROPERTY

            Any trade fixtures, equipment and other property installed in or attached to the premises by and at the expense of Tenant (whether or not deemed fixtures under New Jersey law) shall remain property of Tenant, and Tenant shall have the right, at any time, and from time to time, to remove any and all of its trade fixtures, equipment and other property which it may have stored or installed in the Premises. Tenant shall make all repairs required as a result of the removal of such items so as to restore the Premises to their original condition (including but not limited to repair of any holes in the walls of the Building), reasonable wear and tear exempted.

      12.   UTILITY CHARGES

            Tenant shall, upon demand by Landlord, pay for all utilities of any nature serving the Building, provided, however, that at such time as the Building is also occupied by any other tenant(s), the utilities will either be separately metered or billed on a pro-rata basis as among all users of the applicable utility. Tenant shall not overload the electrical wiring serving the Premises nor use any other utility beyond its normal capacity.

      13.   OBSERVANCE OF LAWS, ORDINANCES, RULES AND REGULATIONS

            A. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, county and municipal and other applicable governmental authorities relating to Tenant's use of the Premises and shall faithfully observe in the use of the Premises all municipal and county ordinances and regulations and state and federal statutes and regulations of the Board of Fire Underwriters or similar agency for the prevention of fires; provided, however, that Tenant shall not (1) make any capital improvements or repairs required by law, including without limitation, sprinklers, earthquake reinforcement or modifications required under the American Disabilities Act, all of which shall be and remain the responsibility of Landlord; (ii) be responsible for any loss, cost, damage, expense, liability, cleanup, or response costs (including without limitation attorneys' fees at trial and on appeal) attributable to environmental hazards or hazardous substances (as such are defined in any federal, state or local law, ordinance, statute, regulation or pronouncement) except to the extent such environmental hazard or substance has been created or generated by Tenant; and (iii) be responsible for complying with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6, except to the extent any cleanup plans implementation required in connection therewith are attributable to environmental hazards or hazardous substances created or generated by Tenant through its use of the Tract. In case Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements, or any of them, within the period of time for compliance as contain therein or such shorter time as may, upon 15 days notice to Tenant, be required in this Lease, then (not in limitation of other rights which Landlord may have under this Lease or by law in the case of a default by Tenant) Landlord or its agents may enter the Premises and make necessary repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of Tenant. In case of Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable promptly as Additional Rent, together with interest as in this Lease provided.

            B. Tenant may contest any of the above-stated statutes, ordinances, rules, orders, regulations or requirements, provided that Tenant shall indemnify Landlord for any loss or liability (including but not limited to reasonable attorneys' fees incurred by Landlord), and shall not do so in any circumstances as would, in Landlord's reasonable Judgment, jeopardize Landlord's ownership of the Tract or cause any lien or encumbrance to be placed upon the Tract not adequately bonded or otherwise secured. Landlord agrees to cooperate with any such contest, provided that Landlord shall entail no out-of-pocket cost or expense attributable to the responsibility of Tenant as and to the extent described in this Section 13.

      14.   DAMAGE TO PREMISES

            A. If the Premises shall be damaged by fire, the elements, accident or other casualty, then, subject to the provisions below, Landlord shall cause the damage to be repaired to the condition that existed immediately prior to such casualty. In doing so, Landlord shall commence its repairs promptly and diligently proceed to conclusion with same, but shall not be required, in any event, to expend more than the net amount of insurance proceeds received on account of the damage, exclusive of any deductibles in such policies, which Landlord shall pay.

            B. If the Premises shall be so damaged or destroyed as would render the Premises unfit for Tenant's intended uses for a period in excess of ninety
(90) days, or if then applicable laws or zoning requirements do not permit the necessary repair or restoration after occurrence of damage or destruction of the Premises to whatever extent, then either party shall have the right to cancel this Lease by written notice to the other served within sixty (60) days of the occurrence, effective as of the occurrence. Upon such termination, all Rent and Additional Rent shall be apportioned as of the date of the occurrence.

            C. Tenant shall immediately notify Landlord in case of fire or other damage to the Premises.

            D. The repair and restoration of any damage to the property of Tenant or to the decorations and Alterations of Tenant shall not be the responsibility of Landlord, unless and to the extent Landlord receives insurance proceeds therefor.

            E. In the event any damage or destruction of the Premises renders the Premises unfit for Tenant's intended uses, all rent shall be abated during such period, except if the damage or destruction shall be due to the negligence of Tenant or its Agents and the Landlord does not then carry rental business interruption or similar insurance against loss of rent. If any such damage or destruction renders the Premises partially unfit for Tenant's intended use and Tenant reasonably determines it can carry on its business without material adverse effect, all rent shall be equitably apportioned, subject to the above-stated exception concerning the negligence of Tenant and its Agents. For purposes of this Paragraph E, the word "rent" shall not include any Additional Rent as may be due from Tenant by reason of any uncured default by Tenant under any term, covenant or condition of this Lease.

            F. Insurance proceeds applicable to the Premises and/or Building shall be and remain the exclusive property of Landlord, and all insurance proceeds attributable to Tenant's trade fixtures, equipment, furniture, decoration, (alterations) and other property shall be and remain the exclusive property of Tenant.

      15.   EMINENT DOMAIN

            A. In the event that more than twenty percent (20%) of the floor area of the Building, or egress or ingress from or to the Building or any utility necessary to operate the Premises shall be appropriated or taken under or in lieu of the power of eminent domain by any public or quasi-public authority (without the provision by Landlord of alternative ingress and egress or utility service that is comparable or better than the egress, ingress or utility service taken), either Landlord or Tenant may terminate this Lease, effective as of the date of taking, by written notice to the other given within sixty (60) days from the date of such taking, and the parties shall thereupon be released from any liability to each other accruing thereafter. Upon such termination, all Rent and Additional Rent shall be pro-rated to the date of taking.

            B. If there shall occur any such appropriation or taking under or in lieu of eminent domain not giving rise to a right of termination pursuant to paragraph A above, or if neither party timely exercises its right of termination, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that (i) to the extent such taking is of a portion of the Building, the Basic Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Building; and (ii) to the extent other portions of the Premises are taken, an equitable adjustment in Basic Rent shall be made. If a portion of the Building shall have been appropriated or taken and if this Lease shall continue, then and in that event, Landlord agrees to promptly commence restoration of the Building to a complete unit of like quality and character as existed prior to such appropriation or taking. In no event shall Landlord be obligated to incur costs in excess of the net proceeds of condemnation actually received by Landlord.

            C. If this Lease is terminated as described in this Section, rent from the date of taking shall be pro-rated and Landlord agrees to refund to Tenant any rent paid in advance.

            D. In the event of any appropriation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation except as otherwise provided in paragraph E of this Section, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part of such award, except as hereinafter provided.

            E. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, all such compensation then permitted by law as may be separately awarded or recoverable by Tenant by reason of the condemnation (provided that such separate award shall not reduce the compensation payable to Landlord), including but not limited to compensation for or on account of any cost or loss to which Tenant might be put in repairing, altering or removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

      16.   DEFAULT AND REMEDIES

            A. If Tenant defaults in the payment of Basic Rent or any Additional Rent within fifteen (15) days after the due date thereof (no notice thereof being required to be given by Landlord), or if the Premises shall be deserted, abandoned or vacated, or if Tenant defaults in compliance with any of the other covenants or conditions of this Lease and fails to cure the same within thirty
(30) days after the receipt of notice specifying the default, then upon such rental default or at the expiration of such 30 days, as the case may be, Landlord may (a) cancel and terminate this Lease upon written notice to Tenant (whereupon the Term shall terminate and expire, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided) and/or (b) at any time thereafter re-enter and resume possession of the Premises as if this Lease had not been made. Anything above to the contrary notwithstanding, the said 30 day period of time for cure of non-monetary defaults shall extend beyond such 30 days for the period of time necessary to effect the cure provided that Tenant shall diligently commence the cure during such 30 day period and shall diligently and continuously prosecute the cure to completion.

            B. If this Lease shall be terminated or if Landlord shall be entitled to re-enter the Premises and dispossess or remove Tenant under the provisions of this Section (either or both of which events are hereinafter referred to as a "Termination"), Landlord or Landlord's Agents may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its Agents, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by peaceable reentry without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises, including all additions, alterations and improvements thereto.

            C. In case of Termination, the Basic Rent and all other charges required to be paid by Tenant hereunder shall thereupon become due and shall be paid by Tenant up to the time of the Termination, and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur as a result of or arising out of a Termination, including but not limited to court costs, attorneys' fees, brokerage commissions, and costs of terminating the tenancy of Tenant, re-entering, dispossessing or otherwise removing Tenant and restoring the Premises to the condition as of the date hereof, reasonable wear and tear excepted, and from time to time altering and otherwise preparing the same for re-letting (including but not limited to costs of removing all or any part of the Alterations made by Tenant). Upon a Termination, Landlord may, at any time and from time to time (but shall not except to the extent required by law, be obligated to), re-let the Premises, in whole or in part, either in its own name or as Tenant's agent, for a term or terms which, at Landlord's option, may be for the remainder of the Term, or for any longer or shorter period.

            D. In addition to the payments required hereinabove in this Section, Tenant shall be obligated to, and shall, pay to Landlord, upon demand and at Landlord's option:

                  (i) damages in an amount which, at the time of Termination, is equal to the excess, if any, of the then present amount of the installments of Basic Rent and Additional Rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the Term over the then present rental value of the Premises for such unexpired portion of the Term discounted at prime + 2% (the word "Term" for purposes of this clause (i) and the ensuing clause (ii) being deemed to include any Renewal Term then in effect or for which the option shall have theretofore been exercised); or

                 (ii) damages payable in monthly installments, in advance, on the first day of each calendar month following the Termination, and continuing until the date originally fixed herein for the expiration of the Term, in amounts equal to the excess, if any, of the sums of the aggregate expenses paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus an amount equal to the installment of Basic Rent which would have been payable by Tenant hereunder in respect to such calendar month, had this Lease not been terminated, over the sum of rents, if any, collected by or accruing to Landlord in respect to such calendar month pursuant to a re-letting or to any holding over by any subtenants of Tenant.

            E. Except as otherwise required by law in connection with Landlord's obligation to mitigate damages, Landlord shall in no event be liable for failure to relet the Premises, or in the event that the Premises are re-let, for failure to collect rent due under such re-letting; and in no event shall Tenant be entitled to receive any excess of rents over the sums payable by Tenant to Landlord hereunder but such excess shall be credited to the unpaid rentals due hereunder, and to the expenses of reletting and preparing for re-letting as provided herein.

            F. Suit or suits for the recovery of damages hereunder, or for any installments of rent; may be brought by Landlord from time to time at its election, and nothing herein contained shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated under the provisions of this Lease, or under any provision of law, or had Landlord not reentered into or upon the Premises.

            G. Landlord, at its option, in addition to any and all remedies available to it, shall have the right to charge a fee for payment of rent received later than fifteen (15) days after the date due, which fee shall be five percent (5%) of the delinquent payment.

            H. Tenant hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after an abandonment of the Premises or after a surrender and acceptance of the Premises and Tenant's leasehold estate, or after a dispossession of Tenant from the Premises, or after a termination of this Lease, or after a judgment against Tenant in an action in ejectment, or after the issuance of a final order or warrant of dispossess in a summary proceeding, or in any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.

            I. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which Landlord may otherwise be entitled hereunder or at law or in equity.

            J. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, upon all property of Tenant in or upon the Premises, to secure payment of the rent and performance of the covenants and conditions of this Lease provided however that such lien shall be junior and subordinate to the lien of existing bank debt, the liens in favor of the Estate of Edwin M. Stanley (the "Estate") for funds advanced by the Estate prior to the date hereof, and for any liens granted in connection with any refinancing, replacement or assignment of such debt. Such lien is agreed to constitute a security interest and this Lease a security agreement within the meaning of the Uniform Commercial Code as applicable to New Jersey. Upon default by Tenant beyond any grace period to cure same, Landlord shall have the right, as agent of Tenant, and subject to the rights of other lienholders including the Estate, to take possession of any furniture, fixtures or other personal property of Tenant found in or about the Premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale under distress or judgment. Tenant agrees to pay, as Additional Rent, all reasonable attorneys' fees and other expenses incurred by Landlord in enforcing its lien given above. Tenant shall be allowed to pursue any remedies available to it at law or equity in event of default by Landlord.

            K. If Landlord defaults in compliance with any terms or conditions of this Lease, Tenant shall be entitled to pursue any remedy available at law or in equity in connection therewith.

      17.   NOTICES

            Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be in writing and shall either be served personally or sent by registered or certified mail, return receipt requested, to the parties at the addresses described below--to Landlord, at its address stated at the head of this Lease, with a copy to Leonard H. Selesner, Esq., 225 Millburn Avenue, Suite 208, Millburn, New Jersey 07041; to Tenant, at its address stated at the head of this Lease with copy to Donald W. Douglas, 1100 One Main Place, 101 S. W. Main Street, Portland, Oregon 97204. Such addresses may be changed from time to time by either party by written notices served upon the other, as above provided. Notices shall be effective upon delivery or 5 days after mailing, as the case may be, except that a mailed notice changing an address for notice purposes hereunder shall be effective upon actual receipt.

      18.   ATTORNMENT; DEFINITION OF TERM "LANDLORD"

            A. Tenant shall attorn to any new owner of the Tract, including a mortgagee of the Tract that is a mortgagee as of the Commencement Date, and shall execute such attornment instrument as shall reasonably be requested by such new owner, and Tenant waives any right it may have to surrender possession of the Premises or terminate this Lease in the event of change of ownership of the Premises. The term "Landlord", as used in this Lease, means only the owner for the time being of the Premises, so that in the event of any sale or conveyance thereof, Landlord (and any successor selling or conveying landlord) shall be and hereby is entirely freed and relieved of all Landlord's covenants and obligations hereunder arising from and after the date of such conveyance on the condition that the purchaser or transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

            B. Upon any transfer of title by Landlord, Tenant agrees to give to the grantee, at the request of Landlord an estoppel or offset statement as provided for in Section 22 below ("Estoppel or Offset Statements") and then current unaudited financial statements of Tenant, each in form reasonably requested by Landlord.

      19.   COST OF PERFORMING OBLIGATIONS

            Unless otherwise specified, the respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated.

      20.   RE-ENTRY BY LANDLORD

            Should Tenant make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudicated a bankrupt or take the benefit of any insolvency act or if a receiver or trustee of Tenant and/or of its property shall be appointed in any proceedings other than bankruptcy proceedings and such appointment, if made in proceedings instituted by Tenant, shall not be vacated within thirty (30) days after it has been made, or if made in proceedings instituted by other than Tenant, shall not be vacated within sixty (60) days after it has been made, any of the foregoing shall constitute a default hereunder and Landlord, in addition to all other rights or remedies hereunder and by law or equity, shall have the immediate right of re-entry and subject to the rights of other lienholders therein may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and expense of Tenant, all without Landlord being deemed guilty of trespass or becoming liable to Tenant for any loss or damage which may be occasioned thereby, and all Rent for the balance of the Term (including any Renewal Term for which the option shall have theretofore been exercised) shall become immediately due.

      21.   MORTGAGE SUBORDINATION

            This Lease shall be subordinate to the lien of any present or, conditional upon the receipt by Tenant of a nondisturbance agreement reasonably satisfactory to Tenant, future mortgage(s) on the Premises. Notwithstanding the automatic nature of the subordination described in this Section, Tenant shall execute, acknowledge and deliver to Landlord, or to its designee(s), any and all documents evidencing such subordination as may be reasonably requested by Landlord or by any proposed mortgagee. In default of such responsibility, Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver such instrument for and in the name and stead of Tenant, such power of attorney given to Landlord to be deemed irrevocable and coupled with an interest. If any mortgagee elects to have Tenant's interest in this Lease rendered superior in priority to that mortgagee's lien on the Premises, then by notice to Tenant, this Lease shall be deemed superior to that mortgagee's lien, whether this Lease was executed before or after execution or recording of the instrument creating that mortgagee's lien. Tenant shall provide to Landlord, Landlord's mortgagee and/or any prospective mortgagee of Landlord, such unaudited financial statements and information relating to Tenant as may be reasonably requested from time to time by Landlord, the mortgagee and/or the prospective mortgagee.

      22.   ESTOPPEL OR OFFSET STATEMENTS

            Tenant shall, upon the reasonable request from time to time of Landlord, execute and deliver an estoppel or offset statement (a) certifying that this Lease is in full force and effect and has not been modified or amended, or stating all amendments and modifications thereto; (b) specifying the dates to which Basic Rent and Additional Rent have been paid; (c) stating whether or not Tenant then alleges that Landlord is in any respect in default, and, if so, specifying the alleged default; (d) stating the Commencement Date;
(e) stating which options to renew have been exercised, if any; and (f) stating such other information as Landlord may reasonably request.

      23.   HOLDOVER

            In the event that Tenant shall for any reason remain in possession of the Premises after the expiration of the Term, such possession shall at the option of Landlord be on a month-to-month basis subject to the terms and conditions of this Lease except as to duration of term and except that the Basic Rent shall be one hundred and fifty percent (150%) of that in effect at expiration of the Term. The foregoing is not intended to afford to Tenant the right to remain in possession of the Premises after expiration of the Term without Landlord's prior written consent.

      24.   FORCE MAJEURE

            The period of time during which either party is prevented or delayed in the making of any improvements or repairs or fulfilling any obligation required under this Lease, with the exception of obligations of the payment of Basic Rent or Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes, labor trouble, civil commotion, Acts of God or public enemies, government prohibitions or regulations or reasonable inability to obtain materials or any other similar causes beyond such party's reasonable control, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof. It is understood, not in limitation of the generality of the foregoing, that Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of water, electricity, heating, air conditioning and/or other utilities and services of any nature caused by an unavoidable delay, by the making of any necessary repairs or improvements necessary to Tenant's continued use and enjoyment of the Premises or by any cause beyond Landlord's reasonable control.

      25.   ENTRY BY LANDLORD

            For a period commencing one (1) year prior to the termination of this Lease, Landlord and its Agents shall have reasonable access, during business hours, to the Premises for the purpose of exhibiting the same to prospective tenants, and shall during the Term have reasonable access, during business hours, to the Premises for the purpose of exhibiting the same to prospective purchasers. Landlord shall exercise its right of access for such purposes, if exercised at all, upon reasonable advance notice to Tenant and in a manner not unreasonably to interfere with Tenant's business at the Premises. At all times during the Term, Tenant will permit Landlord and its Agents to enter the Premises during business hours in order to inspect the same and/or to enforce or carry out any provision of this Lease.

      26.   BROKERS

            Each party represents to the other it knows of no broker or other person who introduced the parties to this transaction other than Douglas Tradinovich for whose commission Landlord shall be liable by separate agreement. In the event of a claim by any other broker or person for commissions arising out of a misrepresentation by one of the parties hereto, that party shall indemnify and hold the other harmless from that claim, such indemnity and hold harmless agreement to include court costs and reasonable attorneys' fees incurred in respect to or in defense against such claim.

      27.   END OF TERM

            Upon expiration of the Term or of this Lease, Tenant shall peaceably and quietly quit and surrender the Premises, broom clean, in the condition received at the Commencement Date reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall also, subject to Landlord's rights under paragraph (J) of Section 16 above ("Default and Remedies"), remove all trade fixtures and movable partitions, and shall repair any damage caused in so moving and restore the Premises to such condition as existed prior to installation of such fixtures and partitions reasonable wear and tear excepted. All Alterations of Tenant shall be left by Tenant and shall remain part of the Premises except to the extent Landlord may have otherwise specified in a notice to Tenant given pursuant to paragraph F of Section 10 ("Tenant's Right to Make Alterations; Signs on Exterior of Premises").

      28.   LIABILITY OF LANDLORD

            Except as otherwise provided in this Section 28, Tenant agrees that the liability of Landlord (or of any subsequent landlord) in the event of breach by Landlord shall be limited to Landlord's interest in the Premises. Tenant expressly agrees that any judgment or award which Tenant may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in and to the Premises, and Tenant shall have no personal rights against any principals or partners of Landlord, and shall have no rights of lien or levy against any other property of Landlord. Notwithstanding the foregoing, nothing in this Section 28 shall preclude a recovery by Tenant against Landlord for Landlord's negligence or intentionally wrongful acts or for Landlord's liability for any environmental hazards or hazardous substances (as defined in Section 13 above) on the Property to the extent not created or generated by Tenant.

      29.   NET LEASE

            It is understood and agreed that, except as may otherwise in this Lease be expressly provided, Tenant has the responsibility of paying all charges of any kind or nature attributable to the Premises, whether or not specifically set forth in this Lease, it being the intention of the parties hereto that, except as may otherwise herein be provided, the Rent payable to Landlord under this Lease be absolutely net and that Landlord have no expense whatsoever attributable to the Premises or to the operation or maintenance of the Premises.

      30.   PERFORMANCE OF TENANT'S OBLIGATIONS

            If Tenant shall be in default hereunder, in any respect, Landlord may at Landlord's option and without waiving its rights hereunder but following thirty (30) days prior written notice to Tenant, cure such default on behalf of Tenant, in which event Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all expenses incurred by

Landlord in effecting such cure, including but not limited to attorneys' fees, together with interest thereon at 12% per annum (whether or not elsewhere in this Lease it is provided for Landlord to recover interest upon occurrence of a specified default by Tenant and cure thereof by Landlord). In order to collect such reimbursement, Landlord shall have all the remedies available under this Lease and/or by law or equity for a default in the payment of Rent. Tenant shall also be responsible for all reasonable attorneys' fees incurred by Landlord in connection with any default or threatened default by Tenant, the enforcement by Landlord of any covenant made by Tenant, and/or Landlord's exercise of any right of approval or consent as may be provided for hereunder.

      31.   FLOOR LOADS

            Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law, which Landlord will inform Tenant of prior to the Commencement Date. Any equipment or property of any nature placed or installed by Tenant in the Premises shall be placed and maintained in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance that damages the Building or that is a nuisance to other property owners.

      32.   ECRA COMPLIANCE

            Except as otherwise provided in this Section 32 and this Lease, Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., and the regulations promulgated thereunder ("ECRA"), as well as all other environmental laws, rules or regulations ("Environmental Laws"). To the extent of its responsibility hereunder, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site valuation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which have been generated or created by Tenant and which occur during the Term, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans to the extent attributable to Tenant's generation or creation of hazardous substances or wastes. At no expense to Landlord, Tenant shall promptly provide all reasonable information requested by Landlord for preparation of nonapplicability affidavits with respect to ECRA and shall promptly sign and deliver such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord against all fines, suits, procedures, claims and actions of any kind (including attorneys' fees) arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises which have been generated or created by Tenant and which occur during the Term, and from all fines, suits, procedures, claims and actions of any kind (including attorneys' fees) arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the

Bureau or any other division of NJDEP, or from any violation under or failure to comply with ECRA or any other Environmental Law to the extent attributable to Tenant's generation or creation of hazardous substances or wastes. Tenant's obligations and liabilities under this Section 32 shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Premises which have been generated or created by Tenant and which occur during the Term, notwithstanding expiration of the Term or other termination of this Lease. Tenant's failure to abide by the terms of this Section 32 shall be restrainable by injunction. Landlord shall be responsible and shall pay for all losses, costs, damages, claims, fines, response costs and expenses (including attorneys' fees at trial and on appeal) attributable to hazardous substances or wastes at, on, under or proximate to the Premises which have not been generated or created by Tenant during Term of this Lease, and shall indemnify and hold Tenant harmless therefrom. Landlord's obligations hereunder shall survive any termination or expiration of this Lease.

      33.   INVALIDITY OF PARTICULAR PROVISIONS

            Wherever in this Lease any portion or part thereof has been stricken out, whether or not any relative provision has been added, this Lease shall be read and construed as if the material so stricken were never included herein and no implication shall be drawn from the text of the material so stricken which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained herein.

      34.   GENDER AND PERSON

            Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense of the words require same.

      35.   MODIFICATION

            This Lease may not be modified except by an instrument in writing signed by the parties hereto.

      36.   COVENANTS TO BIND RESPECTIVE PARTIES

            The covenants and agreements contained in this Lease shall inure to the benefit of the parties hereto and their heirs, legal representatives, successors and permitted assigns and, subject to Section 18 ("Attornment, Definition of Term 'Landlord'"), shall be binding on the parties hereto, their heirs, legal representatives, successors and assigns.

      37.   NO WAIVER OF BREACHES

            The failure of Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect. Acceptance by Landlord of current rent shall not be deemed a waiver of past obligations of Tenant, nor shall acceptance by Landlord at any time of any monies proffered by Tenant constituting less than the entire amount of rent then due be deemed other than receipt of partial payment on account of the rent due, and shall not constitute an accord or satisfaction.

      38.   CAPTIONS

            Captions have been used solely for the sake of reference and shall in no way govern or affect the interpretation hereof.

      39.   EXHIBITS

            All exhibits referred to herein are attached (unless otherwise specified) and are deemed to be a part hereof.

      40.   INTEGRATION

            The agreements contained in this Lease constitute the full and final agreement between the parties hereto as to the subject matter hereof, and all prior agreements or writings of any nature between the parties hereto are hereby superseded and are integrated herein. This Lease may not be amended except in writing signed by both parties hereto.

      41.   JOINT AND SEVERAL LIABILITY

            In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as or hereafter become Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be joint and several. In the event that Tenant is or shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

      42.   NO OPTION OR OFFER

            The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises nor an offer of any nature, and this Lease becomes effective only upon execution hereof by Landlord, Tenant and the guarantor(s), if any.

      43.   CHANGES REQUIRED BY LENDER

            Tenant shall consent in writing to any changes in this Lease reasonably required by any prospective mortgage lender provided that no such changes shall adversely affect Tenant rights hereunder or increase Tenant's obligations hereunder.

      44.   CONSENTS AND APPROVALS

            Unless it is provided in this Lease that a party hereto shall not unreasonably withhold a consent or approval required to be received from that party, the consent or approval shall be at the sole discretion of the party.

      45.   WAIVER OF JURY TRIAL

            The parties waive the right to a jury trial with respect to any action, including an action for damage or injury, arising out of this Lease or Tenant's use or occupancy of the Premises.

      46.   NO LEASE RECORDING

            Tenant agrees that it will not record this Lease or any memorandum hereof.

      47.   EXTENSION AND RENEWAL

            A. For each month during the initial six month Term of this Lease the Tenant remains on the premises, this Lease is extended for an additional month. If the Tenant remains on the premises for the initial term of six (6) months the Lease is extended for a total Term of twelve (12) months from the Commencement Date to November 30, 1993.

            B. Tenant shall be entitled to renew this Lease for one (1) five
(5)-year period, which shall commence on the day immediately subsequent to the date of the expiration of the initial six month Term plus any extension as provided in subsection A above (the "Renewal Term"), upon the same terms and conditions as are contained in this Lease, except that there shall be no further right of renewal. The Basic Rent during the Renewal Term shall be the same as set forth in Paragraph 5.A above (i.e., $5,320.00 per month).

            C. Subject to Tenant's rights to cure such defaults as provided in this Lease, Tenant shall only be entitled to exercise its right to renew if Tenant is not in default of any of the provisions of this Lease at the time of exercise thereof, and such right shall only be effective if Tenant shall continue to be current and not in default with respect to the provisions of this Lease from the date of Tenant's exercise of renewal to the date of expiration of the initial six month Term as extended by subsection A above.

            D. Tenant shall exercise its right of renewal, if at all, by giving Landlord notice of the exercise thereof at least three (3) months prior to expiration of the initial six month Term plus any extension thereof as provided in subsection A above.

      IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.


                                    LANDLORD:
WITNESS OR ATTEST:                     IDEAL TRADE CO.

2 February 1993                        By:  /s/  Gilbert Levine
-----------------------------------        ---------------------------------
                                           Gilbert Levine, Partner

                                     TENANT:
                                       FINE ARTS ENGRAVERS CO., INC.

27 January 1993                        By:  /s/  LM Westfall
-----------------------------------         ---------------------------------
                                            L.M. WESTFALL, President

                                 FINE ARTS                         BUCK WESTFALL
                                 GRAPHICS                              President


                               August 19, 1993


VIA REGISTERED MAIL


Mr. Gilbert Levine
IDEAL TRADE CO.
596 Market Street
Newark, NJ 07105



                          RE: EXTENSION OF LEASE TERM


Dear Gil:

     Reference is made to that certain Lease Agreement dated as of December 1, 1992 between us, and in particular, to Paragraph 47 of the Lease pursuant to which Fine Arts Engravers Co., Inc. is granted an option (the "Option") to renew the Lease term for a five year period by providing written notice to landlord of exercise of such option on or prior to August 31, 1993.

     Subject only to our satisfaction as to the environmental condition of the property discussed below, this letter provides you written notice of Fine Arts' exercise of the Option and of its decision to demise the premises for an additional five year term commencing December 1, 1993 and ending November 30, 1998. As we agreed in our telephone conversation in August 12, 1993, exercise of this option expressly is contingent upon our receipt from you of a new environmental audit of the demised property and/or proximate property that landlord has ordered in connection with a new financing of its property that is satisfactory to Fine Arts in form, scope and content and that indicates there are no environmental or potential environmental problems on, with or near the Property. We understand this report will be completed sometime in September, 1993. If the environmental report is unsatisfactory to us in any respect, then, at our option, exercised by written notice to you on or prior to forty-five (45) days following receipt by us of this report, we may rescind our exercise of the Option and/or the Lease. Following such rescission, we will occupy the premises as a month to month tenant.


                               [LETTERHEAD]

Mr. Gilbert Levine
August 19, 1993
Page 2

     Please acknowledge our right to and the validity of our exercise of the Option, and please confirm Landlord's acceptance of the conditions thereto as described herein by executing the enclosed second copy of this letter and returning same to me.

     I hope you had an enjoyable trip to Alaska.

                                       Sincerely yours,

                                       Fine Arts Engravers Company, Inc.

                                       By /s/ L.M. Westfall
                                          --------------------------------
                                          L.M. Westfall, President


ACKNOWLEDGED, AGREED AND
ACCEPTED this 31 day of
August, 1993

Ideal Trade Co., a New Jersey partnership


By:    /s/ [ILLEGIBLE]
    -------------------------------
Title: /s/ Managing Partner
      -----------------------------


cc:  Leonard H. Selesner, Esq. (via registered mail)
     225 Millburn Avenue, Suite 208
     Millburn, NJ 07041

                       EXTENSION OF LEASE AGREEMENT

     IDEAL TRADE COMPANY, a partnership of New Jersey (hereinafter the "Landlord") and FINE ARTS ENGRAVERS CO., INC., (hereinafter the "Tenant") hereby agree to extend a Lease Agreement made between the parties and dated December 1, 1992 and renewed and extended by virtue of paragraph 47 of said Lease Agreement, a copy of which is attached hereto and made apart hereof as Exhibit "A". The parties agree as follows:

     1. The terms and conditions of the Lease dated December 1, 1992 shall be extended as such that the basic rent shall be in accordance with the terms set forth in Exhibit "B" attached hereto and the lease shall be extended for an additional five year period beginning November 1, 1998 and terminating on October 31, 2003. Additionally the terms and conditions as set forth in the Letter Agreement dated October 16, 1998 of the Levine Family Partnership and accepted by supplemental letter of Dion Bonnell, CEO of Tenant, copies of which are attached hereto as Exhibit "C", shall be binding and in full force and effect with respect to the terms of this extension.

     2. The Landlord agrees to said extension and Tenant accepts same subject to the aforesaid. In the event that any of the terms and conditions of the Letter Agreement dated October 16, 1998 differ from the Lease Agreement dated December 1, 1992, the terms and conditions of the Letter Agreement shall prevail.

     IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals this 29 day of December, 1998.

WITNESS OR ATTEST:                     LANDLORD:
                                       IDEAL TRADE CO.

/s/ [ILLEGIBLE]                        /s/ Michael Levine
-------------------------------        -------------------------------
                                       MICHAEL LEVINE, Partner

                                       TENANT:
                                       FINE ARTS ENGRAVERS CO. INC.

/s/ [ILLEGIBLE]                        /s/ Nick Stanley
-------------------------------        -------------------------------
                                                          President,

                 CONSENT TO ASSIGNMENT, ESTOPPEL AND RELEASE

     The undersigned Landlord, as successor by purchase to the interest of Ideal Trade Co., hereby consents to the assignment of that certain Lease Agreement dated as of the 1st day of December, 1992, by and between IDEAL TRADE CO., a partnership of New Jersey, and FINE ARTS ENGRAVERS CO., INC. ("Tenant"), as extended by Extensions to Lease dated August 19, 1993 and December 29, 1998 and as modified by correspondence dated October 16, 1908 and December 29, 1998 (the "Lease"), on the terms and conditions set forth in the form of Assignment and Assumption Agreement between Tenant and KEYSTONE ACQUISITION CORP., a Washington corporation ("Assignee"), attached hereto as EXHIBIT A (the "Assignment Agreement"). In connection with Landlord's consent, Landlord further represents and agrees as follows:

     1. The Lease is in full force and effect and has not been changed, modified or amended in any manner;

     2. To the best of Landlord's knowledge, (i) all obligations of Tenant under or in connection with the Lease have been performed to date; (ii) Landlord has no right of setoff, defense or counterclaim against enforcement of Tenant's rights under the Lease and Tenant is not in default under the Lease; and (iii) there has not occurred and there does not exist any condition or event which, with the passage of time or the giving of notice or both, would constitute a default or event by either Landlord or Tenant under the Lease; and

     3. Landlord hereby releases Tenant from all obligations under the Lease arising from and after the Effective Date of the assignment (as defined in the Assignment Agreement).

     IN WITNESS WHEREOF, the undersigned as caused this document to be executed as of the date written below.

                                       LANDLORD:

                                       LOUSONS 1112 P.W., LLC

                                       BY: PALIN EQUITIES, LLC, MANAGING MEMBER

                                           BY: PALIN ENTERPRISES, MANAGER

                                               BY: PE REALTY CORP.,
                                                   MANAGING PARTNER

                                                   BY /s/ Michael Palin
                                                      --------------------------
                                                      MICHAEL PALIN
                                                      PRESIDENT